FORM N-SAR
Exhibits 77Q1(e)

MAINSTAY FUNDS TRUST
811-22321
For Period Ended 10/31/15

The following documents were previously filed with Post-Effective Amendment No. 82 to the Registrant’s registration statement filed on June 17, 2015, accession number 0001144204-15-037685.

 Investment Advisory Contracts

1.	Amendment dated June 18, 2015 to the Amended and Restated Management Agreement dated February 27, 2015

2.	Amendment dated June 18, 2015 to the MacKay Shields Subadvisory Agreement

3.	Amendment dated June 18, 2015 to the Cornerstone Holdings Subadvisory Agreement (MSI)

4.	Amendment dated June 18, 2015 to the Cushing Subadvisory Agreement

5.	Subadvisory Agreement between NYLIM and Candriam France S.A.S. dated June 18, 2015

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